Exhibit n

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen AMT-Free Municpal Value Fund:

We consent to the use of our report dated December 28, 2015 with respect to the financial statements of Nuveen AMT-Free Muncipal Value Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information filed on form N-2.

/s/ KPMG LLP

February 25, 2016

Chicago, Illinois